January 22, 2008

For media inquiries:	For financial inquiries:
Katherine Taylor	Don Wilson
Investor Relations Manager	President and Chief Operating Officer
815-961-7164	815-961-2721

AMCORE Financial, Inc. Reports 4th Quarter Earnings
(Numbers in Thousands, Edxcept Per Share Data)

Results From Continuing Operations

	4th quarter 2007	YTD 2007	4th quarter 2006	YTD 2006
Net Revenues	$57,243	$231,581	$62,322	$240,547
Net Income	$7,530	$28,241	$12,629	$47,027
Diluted Shares	22,175	22,897	24,052	24,562
Diluted EPS	$0.34	$1.23	$0.53	$1.91

ROCKFORD, IL — AMCORE Financial, Inc. (Nasdaq: AMFI) reported diluted earnings per share from continuing operations of $0.34 for fourth quarter 2007, which was a decrease from $0.53 per diluted share in fourth quarter 2006, and an increase from $0.08 in the previous quarter. Net income from continuing operations in the fourth quarter of 2007 was $7.5 million, a decrease from $12.6 million in the prior-year period, and an increase from $1.9 million in the previous quarter.

Full year 2007 diluted earnings per share from continuing operations was $1.23, which was a decrease from $1.91 in 2006. AMCORE’s net income from continuing operations for the full year 2007 decreased $18.8 million to $28.2 million from $47.0 million in 2006, and includes a $19.0 million increase in provision for loan losses compared to the previous year.

“In 2007, we added to our reserves in recognition of the general softening of the economy and real estate markets,” said Kenneth E. Edge, Chairman and CEO of AMCORE. “We also began to implement cost controls and are taking prudent steps to manage the size and scope of our business to be as strong as possible given the current economic environment and short-term outlook for our industry. AMCORE remains well capitalized and will focus on improving efficiencies in 2008.”

Highlights

•
Net interest income was $39.1 million or 3.28 percent of average earning assets in fourth quarter 2007 compared to $41.1 million or 3.34 percent in fourth quarter 2006, and $40.4 million or 3.35 percent of average earning assets in third quarter 2007.

•
Average loan balances were flat at $3.9 billion compared to fourth quarter 2006, while average investment securities declined 16 percent or $166 million. Average bank issued deposits decreased one percent to $3.4 billion compared to the fourth quarter 2006.

•	Provision for loan losses was $6.4 million, a $3.4 million increase from $3.0 million in fourth quarter 2006 and an $8.9 million decrease from $15.3 million in third quarter 2007.

-
Net charge-offs were $4.8 million, or 0.48 percent of average loans on an annualized basis, compared to $2.7 million and 0.27 percent in fourth quarter 2006, and $4.5 million and 0.45 percent in third quarter 2007, respectively.

-
Non-performing loans were $70.8 million, an increase of $38.4 million from December 31, 2006 and $29.6 million from September 30, 2007. Non-performing loans include $41.0 million of non-accrual loans and $29.8 million of loans 90 days past due and still accruing.

•	Non-interest income decreased $3.1 million compared to fourth quarter 2006 and increased $4.1 million compared to third quarter 2007.

•	Operating expenses decreased $1.5 million compared to fourth quarter 2006, but increased $1.7 million compared to third quarter 2007.

Revenues

Net revenues decreased $5.1 million to $57.2 million in fourth quarter 2007 from $62.3 million during the same quarter a year ago and increased $2.8 million from $54.4 million in the previous quarter.

Net interest income decreased five percent, or $2.0 million, to $39.1 million in fourth quarter 2007 from $41.1 million during the same quarter a year ago, and decreased three percent, or $1.3 million, compared to third quarter 2007. The net interest margin decreased six basis points to 3.28 percent in fourth quarter 2007 from 3.34 percent in fourth quarter 2006, and decreased seven basis points compared to third quarter 2007.

Average loan balances were flat at $3.9 billion compared to fourth quarter 2006 and decreased one percent, or $51 million, compared to the previous quarter. Average bank issued deposits decreased one percent, or $44 million, to $3.4 billion compared to the fourth quarter 2006 and were essentially flat compared to the previous quarter.

Total non-interest income decreased $3.1 million compared to fourth quarter 2006 and increased $4.1 million compared to third quarter 2007. The fourth quarter 2006 non-interest revenues included $1.8 million in earnings from CRA-related fund investment earnings and a $1.5 million net insurance claim on company-owned life insurance, compared to $360,000 and none, respectively, in fourth quarter 2007. Third quarter 2007 included a $5.6 million impairment loss on investment securities and $981,000 of CRA-related fund investment earnings.

Investment management and trust revenues increased $112,000, or three percent, but was essentially flat with third quarter 2007. Deposit-related fees and bankcard fee income increased $1.5 million and $397,000, or 22 percent and 24 percent, respectively, when compared to fourth quarter 2006. When compared to the previous quarter, deposit related fees increased $149,000, or two percent, and bankcard fee income increased $65,000, or three percent.

Mortgage banking income decreased $593,000 in fourth quarter 2007 compared to the same period a year ago, and decreased $48,000, from third quarter 2007. The decline from a year ago was primarily due to a decline in servicing revenues due to the sale of the Originated Mortgage Servicing Rights portfolio.

Income from company-owned life insurance decreased $1.5 million when compared to fourth quarter 2006, and decreased $266,000 when compared to third quarter 2007. The fourth quarter decrease over the prior year period is primarily due to net insurance claims in the prior period.

Other non-interest income decreased $2.7 million from fourth quarter 2006 and decreased $892,000 from third quarter 2007. Fourth quarter 2007 compared to fourth quarter 2006 included a $1.4 million decrease in CRA-related fund investment earnings and a decrease of $1.0 million related to derivatives. The decrease in fourth quarter 2007 compared to third quarter 2007 was due to lower CRA-related fund investment earnings.

Operating Expenses

Total operating expenses decreased $1.5 million, compared to fourth quarter 2006, and increased $1.7 million, compared to third quarter 2007. The decrease from fourth quarter 2006 was primarily related to lower employee incentive and benefit costs, while the increase from third quarter 2007 related to a $766,000 increase in foreclosed property related costs. In addition, as a member of the VISA, Inc. organization, AMCORE recognized a $653,000 charge for its proportionate share of various litigation claims against VISA, Inc.

Increased net occupancy and equipment expenses of $699,000 in fourth quarter 2007 compared to fourth quarter 2006, primarily due to branch expansion, were essentially offset by lower advertising and business development costs. In 2007, AMCORE opened two branches in the suburban Chicago communities of Deerfield and Willowbrook.

Increased advertising and business development costs in fourth quarter 2007, compared to third quarter 2007, were largely offset by lower professional fees. Advertising and business development expenses included a $300,000 contribution to the Company’s private foundations to support charitable work in its communities. The decrease in professional fees related to lower external compliance related consulting costs.

The efficiency ratio was 71.19 percent compared to 67.79 percent for the same period in 2006 and 71.81 percent in the prior quarter.

Income Taxes

Income taxes, as a percentage of pre-tax income from continuing operations, were 24.0 percent for the year-to-date period ending December 31, 2007 compared to 27.7 percent in the same period a year ago. The decline is due to a lower proportion of taxable versus tax-exempt income in the 2007 year-to-date period compared to the same period in 2006.

Other Key Performance Ratios

Other key ratios include a 35 basis point decrease in return on average assets to 0.58 percent in fourth quarter 2007 compared to 0.93 percent during the prior-year period and a 44 basis point increase from 0.14 percent in the previous quarter. Return on average equity decreased 457 basis points to 7.94 percent in fourth quarter 2007 compared to 12.51 percent in fourth quarter 2006 and increased 597 basis points from 1.97 percent in third quarter 2007.

Asset Quality & Loan Loss

The percentage of total non-performing assets to total assets was 1.45 percent at December 31, 2007, up from 0.64 percent at December 31, 2006 and 0.89 percent at September 30, 2007. Net charge-offs were $4.8 million, an increase of $2.0 million from fourth quarter 2006 and an increase of $265,000 from third quarter 2007. Net charge-offs were 48 basis points of average loans on an annualized basis during fourth quarter 2007, compared to 27 basis points for fourth quarter 2006 and 45 basis points for third quarter 2007.

Provision for loan losses of $6.4 million in fourth quarter 2007 increased $3.4 million, or 113 percent, from the $3.0 million in fourth quarter 2006 and decreased $8.9 million, or 58 percent, from third quarter 2007.

Buy-back Update

During fourth quarter, 551,000 shares were repurchased at an average price of $23.10, primarily in connection with the Company’s stock buy-back program. For the full year of 2007, 2.1 million shares were repurchased at an average cost of $27.93.

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.2 billion with 79 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company’s officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE’s management and on information currently available to such management. The use of the words “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “may”, “will” or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations ; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of “critical accounting estimates”; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol “AMFI.” Further information about AMCORE Financial, Inc. can be found at the Company’s website at www.AMCORE.com.

AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

($ in 000's except per share data)	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	4Q/3Q	4Q 07/06	Year-to-Date		07/06
SHARE DATA	2007	2007	2007	2007	2006	Inc(Dec)	Inc(Dec)	2007	2006	Inc(Dec)

Diluted earnings per share:
Income from continuing operations	$0.34	$0.08	$0.46	$0.35	$0.53	325%	(36%)	$1.23	$1.91	(36%)
Net income	$0.34	$0.08	$0.46	$0.35	$0.54	325%	(37%)	$1.23	$1.92	(36%)
Cash dividends	$0.185	$0.185	$0.185	$0.185	$0.185	0%	0%	$0.74	$0.74	0%
Book value	$16.80	$16.76	$16.58	$16.89	$16.81	0%	0%	$16.80	$16.81	(0%)
Average diluted shares outstanding	22,175	22,657	23,098	23,804	24,052	(2%)	(8%)	22,897	24,562	(7%)
Ending shares outstanding	21,940	22,480	22,922	23,507	23,792	(2%)	(8%)	21,940	23,792	(8%)

INCOME STATEMENT

Total Interest Income	$83,865	$87,592	$86,817	$85,742	$88,090	(4%)	(5%)	$344,016	$339,176	1%
Total Interest Expense	44,766	47,221	46,099	45,346	47,032	(5%)	(5%)	183,432	174,218	5%
Net interest income	39,099	40,371	40,718	40,396	41,058	(3%)	(5%)	160,584	164,958	(3%)

Provision for loan losses	6,400	15,281	4,227	3,179	3,007	(58%)	113%	29,087	10,120	187%

Non-interest income:
Investment management & trust	4,495	4,519	3,671	4,080	4,383	(1%)	3%	16,765	16,200	3%
Service charges on deposits	8,001	7,852	7,436	6,329	6,536	2%	22%	29,618	25,622	16%
Net mortgage revenues	269	317	596	926	862	(15%)	(69%)	2,108	3,917	(46%)
Company owned life insurance	1,481	1,747	1,247	954	2,943	(15%)	(50%)	5,429	7,891	(31%)
Brokerage commission	1,013	1,107	1,191	863	821	(8%)	23%	4,174	3,146	33%
Bankcard fee income	2,060	1,995	1,947	1,860	1,663	3%	24%	7,862	6,225	26%
Gain on sale of loans	1	-	1	241	150	N/M	N/M	243	576	(58%)
Net security (losses) gains	(346)	(5,574)	-	-	42	(94%)	(924%)	(5,920)	267	(2,317%)
Other	1,170	2,062	3,359	4,127	3,864	(43%)	(70%)	10,718	11,745	(9%)
Total non-interest income	18,144	14,025	19,448	19,380	21,264	29%	(15%)	70,997	75,589	(6%)

Operating expenses:
Personnel costs	22,278	22,188	23,998	26,460	25,245	0%	(12%)	94,924	97,890	(3%)
Net occupancy & equipment	6,280	6,167	5,852	6,316	5,581	2%	13%	24,615	20,891	18%
Data processing	884	843	955	687	779	5%	13%	3,369	2,998	12%
Professional fees	2,061	2,503	1,904	1,929	2,214	(18%)	(7%)	8,397	9,317	(10%)
Communication	1,280	1,385	1,270	1,323	1,231	(8%)	4%	5,258	5,088	3%
Advertising & business development	1,400	794	835	1,137	2,059	76%	(32%)	4,166	7,409	(44%)
Other	6,566	5,180	5,734	7,130	5,140	27%	28%	24,610	21,772	13%
Total operating expenses	40,749	39,060	40,548	44,982	42,249	4%	(4%)	165,339	165,365	(0%)

Income from continuing operations
before income taxes	10,094	55	15,391	11,615	17,066	N/M	(41%)	37,155	65,062	(43%)
Income tax (benefit) expense	2,564	(1,834)	4,788	3,396	4,437	(240%)	(42%)	8,914	18,035	(51%)
Income from continuing operations	7,530	1,889	10,603	8,219	12,629	299%	(40%)	28,241	47,027	(40%)
Discontinued operations:
Loss from discontinued operations	-	-	-	-	-	N/M	N/M	-	(131)	N/M
Income tax benefit	-	-	-	-	(328)	N/M	N/M	-	(379)	N/M
Income from discontinued
operations	-	-	-	-	328	N/M	N/M	-	248	N/M
Net Income	$7,530	$1,889	$10,603	$8,219	$12,957	299%	(42%)	$28,241	$47,275	(40%)

	4th Qtr.	3rd Qtr.	2nd Qtr.	1stQtr.	4th Qtr.	Basis Point	Basis Point	Year-to-Date		Basis Point
KEY RATIOS AND DATA	2007	2007	2007	2007	2006	Change	Change	2007	2006	Change

Net interest margin (FTE)	3.28%	3.35%	3.39%	3.38%	3.34%	(7)	(6)	3.35%	3.38%	(3)

Return on average assets (1)	0.58%	0.14%	0.81%	0.63%	0.93%	44	(35)	0.54%	0.88%	(34)
Return on average equity (1)	7.94%	1.97%	10.99%	8.34%	12.51%	597	(457)	7.32%	11.76%	(444)
Efficiency ratio (1)	71.19%	71.81%	67.39%	75.25%	67.79%	(62)	340	71.40%	68.75%	265
Equity/assets (end of period)	7.10%	7.16%	7.17%	7.54%	7.56%	(6)	(46)

Allowance to loans (end of period)	1.35%	1.31%	1.01%	1.04%	1.04%	4	31
Allowance to non-accrual loans	129.70%	186.57%	132.69%	136.59%	136.16%	(5687)	(646)
Allowance to non-performing loans	75.06%	125.08%	107.97%	111.55%	126.42%	(5002)	(5136)
Non-accrual loans to loans	1.04%	0.70%	0.76%	0.76%	0.76%	34	28
Non-performing assets to total assets	1.45%	0.89%	0.78%	0.73%	0.64%	56	81

($ in millions)
Total assets under administration	$2,728	$2,789	$2,817	$2,711	$2,671	(2%)	2%
Mortgage loans closed	$51	$64	$87	$75	$84	(20%)	(39%)
Mortgage servicing rights, net	$0.1	$0.1	$1.2	$0.7	$14.3	0%	(99%)
Percentage of mortgage loans serviced	0.94%	0.96%	1.07%	1.07%	0.97%	(2)	(3)

N/M = not meaningful
(1) Ratios from continuing operations

AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(Unaudited)

($ in 000's) AVERAGE BALANCE SHEET	4th Qtr. 2007	3rd Qtr. 2007	2nd Qtr. 2007	1st Qtr. 2007	4th Qtr. 2006	4Q/3Q Inc(Dec)	4Q 07/06 Inc(Dec)	Ending Balances
Assets:
Investment securities, at cost	$871,626	$860,426	$868,713	$897,511	$1,037,355	1%	(16%)	$848,069
Short-term investments	6,856	4,814	3,584	19,127	7,672	42%	(11%)	12,882
Loans held for sale	6,653	8,514	13,477	12,305	14,983	(22%)	(56%)	3,636
Loans: Commercial	776,557	803,529	809,739	803,570	806,679	(3%)	(4%)	767,312
Commercial real estate	2,358,906	2,382,397	2,389,201	2,354,882	2,322,050	(1%)	2%	2,361,180
Residential real estate	488,532	491,982	495,046	498,427	506,514	(1%)	(4%)	468,420
Consumer	319,808	316,879	312,404	306,268	311,643	1%	3%	335,772
Total loans	$3,943,803	$3,994,787	$4,006,390	$3,963,147	$3,946,886	(1%)	(0%)	$3,932,684
Total earning assets	$4,828,938	$4,868,541	$4,892,164	$4,892,090	$5,006,896	(1%)	(4%)	$4,797,271

Allowance for loan losses	(52,499)	(42,354)	(43,069)	(41,653)	(41,917)	24%	25%	(53,140)
Goodwill	6,148	6,148	6,148	6,148	6,148	0%	0%	6,148
Other non-earning assets	412,641	414,042	410,019	399,135	403,640	(0%)	2%	442,499
Total assets	$5,195,228	$5,246,377	$5,265,262	$5,255,720	$5,374,767	(1%)	(3%)	$5,192,778
Liabilities and Stockholders' Equity:
Non-interest bearing deposits	$496,301	$499,550	$502,813	$492,766	$504,960	(1%)	(2%)	$508,389
Interest bearing deposits	1,873,883	1,809,846	1,786,600	1,784,489	1,760,241	4%	6%	1,867,633
Time deposits	1,067,981	1,130,992	1,161,978	1,199,365	1,217,385	(6%)	(12%)	1,029,418
Total bank issued deposits	$3,438,165	$3,440,388	$3,451,391	$3,476,620	$3,482,586	(0%)	(1%)	$3,405,440
Wholesale deposits	620,500	649,906	648,270	746,629	807,470	(5%)	(23%)	597,816
Short-term borrowings	327,678	294,584	323,911	157,511	286,422	11%	14%	397,088
Long-term borrowings	368,657	421,826	389,008	406,936	328,591	(13%)	12%	368,858
Total wholesale funding	$1,316,835	$1,366,316	$1,361,189	$1,311,076	$1,422,483	(4%)	(7%)	$1,363,762
Total interest bearing liabilities	4,258,699	4,307,154	4,309,767	4,294,930	4,400,109	(1%)	(3%)	4,260,813
Other liabilities	64,144	59,949	65,784	68,126	69,290	7%	(7%)	55,009
Total liabilities	$4,819,144	$4,866,653	$4,878,364	$4,855,822	$4,974,359	(1%)	(3%)	$4,824,211
Stockholders' equity	377,775	391,731	396,666	411,131	412,003	(4%)	(8%)	371,883
Other comprehensive loss	(1,691)	(12,007)	(9,768)	(11,233)	(11,595)	(86%)	(85%)	(3,316)
Total stockholders' equity	376,084	379,724	386,898	399,898	400,408	(1%)	(6%)	368,567
Total liabilities & stockholders' equity	$5,195,228	$5,246,377	$5,265,262	$5,255,720	$5,374,767	(1%)	(3%)	$5,192,778

CREDIT QUALITY
Ending allowance for loan losses	$53,140	$51,500	$40,714	$41,308	$40,913	3%	30%
Net charge-offs	4,760	4,495	4,821	2,784	2,720	6%	75%
Net charge-offs to avg loans (annualized)	0.48%	0.45%	0.48%	0.28%	0.27%	7%	78%
Non-performing assets:
Non-accrual loans	$40,972	$27,603	$30,683	$30,242	$30,048	48%	36%
Loans 90 days past due & still accruing	29,826	13,571	7,024	6,790	2,315	120%	1,188%
Total non-performing loans	70,798	41,174	37,707	37,032	32,363	72%	119%
Foreclosed real estate	4,108	5,251	3,553	1,205	1,247	(22%)	229%
Other foreclosed assets	201	236	164	231	317	(15%)	(37%)
Total non-performing assets	$75,107	$46,661	$41,424	$38,468	$33,927	61%	121%

YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)	4.61%	4.56%	4.42%	4.43%	4.54%
Short-term investments	5.31%	6.61%	6.27%	5.64%	5.66%
Loans held for sale	7.61%	6.51%	5.68%	4.86%	5.61%
Loans: Commercial	7.80%	8.24%	8.27%	8.23%	8.08%
Commercial real estate	7.42%	7.75%	7.76%	7.80%	7.83%
Residential real estate	6.94%	7.13%	7.03%	7.05%	7.00%
Consumer	7.96%	7.76%	7.69%	7.53%	7.41%
Total loans (FTE)	7.48%	7.77%	7.77%	7.77%	7.74%
Total interest earning assets (FTE)	6.96%	7.20%	7.17%	7.14%	7.07%
Liabilities:
Interest bearing deposits	3.23%	3.44%	3.30%	3.25%	3.18%
Time deposits	4.58%	4.70%	4.69%	4.65%	4.57%
Total bank issued deposits	3.72%	3.92%	3.85%	3.82%	3.75%
Wholesale deposits	5.11%	5.13%	5.11%	5.16%	5.10%
Short-term borrowings	4.80%	5.08%	5.09%	4.85%	5.10%
Long-term borrowings	5.63%	5.61%	5.62%	5.85%	5.86%
Total wholesale funding	5.18%	5.27%	5.25%	5.34%	5.27%
Total interest bearing liabilities	4.17%	4.35%	4.29%	4.28%	4.24%
Net interest spread	2.79%	2.85%	2.88%	2.86%	2.83%
Net interest margin (FTE)	3.28%	3.35%	3.39%	3.38%	3.34%

FTE adjustment (000's)	$701	$657	$619	$608	$974